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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58210 and No. 333-58212) of OSCA, Inc. of our report dated January 21, 2002 (except Note 18, as to which the date is February 20, 2002) with respect to the consolidated financial statements and schedule of OSCA, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                             /s/ ERNST & YOUNG LLP

February 26, 2002
Indianapolis, Indiana